UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

SYNAPTICS INCORPORATED
 (Exact name of registrant as specified in its charter)

DELAWARE	000-49602	77-0118518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 SCOTT BLVD. SANTA CLARA, CALIFORNIA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 454-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We previously announced a put option, allowing holders of our outstanding 0.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”) to require us to purchase, on December 1, 2009, any and all of our Notes at a price equal to 100% of the aggregate principal amount of the Notes (the “Put Option”).

As of 5:00 p.m., New York City time, on Friday, November 27, 2009, the scheduled expiration date, $62,998,000 aggregate principal amount of Notes, representing approximately 96.47% of the aggregate principal amount of the outstanding Notes prior to the Put Option, had been validly tendered in the Put Option. All Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on Monday, November 30, 2009 in the Put Option have been accepted for payment by us. We made our regularly scheduled interest payment on December 1, 2009. Accordingly, there is no accrued and unpaid interest remaining through the date of purchase. The aggregate consideration for the accepted Notes of $62,998,000 was delivered promptly to tendering holders by the paying agent. After giving effect to the purchase of the tendered Notes, $2,305,000 aggregate principal amount of the Notes remains outstanding.

American Stock Transfer & Trust Company, LLC acted as the paying agent for the tender offer. Questions regarding the tender offer may be directed to American Stock Transfer & Trust Company at (718) 921-8317.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: December 2, 2009

By: /s/ Russell J. Knittel
Russell J. Knittel
Executive Vice President